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                                                                   EXHIBIT 10.28
                                                                   -------------


                                  VERISITY LTD

                   (hereinafter referred to as "the Company")

                          SUB-PLAN FOR THE ISSUANCE OF
                       OPTIONS TO THE COMPANY'S EMPLOYEES
                       ----------------------------------

I.       INTRODUCTION
         ------------

       This sub-plan (hereinafter referred to as "the plan"), is made within the framework of the 1997 Israel Share and Stock Option Incentive Plan which was approved by the Company's general meeting on 28th May 1998 (hereinafter referred to as "the initial plan"), constitutes part of the initial plan and is intended to clarify and adapt the provisions of the initial plan so that they conform with the Company's contracts with employees to whom options are being granted instead of shares and/or options.

       The object of this plan is to grant to the employees and directors of the Company and its subsidiaries and affiliated companies (hereinafter referred to as "employees" or "employee") options to purchase shares of the Company in order to create an incentive for the employees and join them in the Company's development and success.

       For the removal of doubt, this plan supersedes any previous plan or previous undertaking.

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II.      THE PLAN'S MANAGEMENT
         ---------------------

III. Subject as provided in paragraphs 2.3 and 2.4 below, this plan shall be managed by the Company's board of directors in its absolute discretion or by such person to be nominated by it for that purpose (hereinafter referred to as "the Administrator"). The board of directors, the Administrator, the officers of the Company and the trustee pursuant to the plan shall not bear personal responsibility and not be howsoever liable to any employee on account of any resolution or act relating to or in connection with the plan.

IV. Without prejudice to the generality of the above, the board of directors and/or the Administrator shall have the following powers:

V. to determine in its or his absolute discretion the employees to whom options will be issued under this plan and the number of options to be granted to each of them; to determine the time and method of granting the options; to prescribe conditions, which need not be the same for all employees, for every option which the Company grants, including conditions for receiving the options;

VI. to determine the option terms and conditions, including but without derogating from the generality of the above the exercise price of the options (the price payable for the exercise shares when notice is given by the employee of the exercise of the option), the option exercise term, including an extension of the term, and to determine the period after termination of the employer/employee relationship as mentioned in paragraph 9 below, during which the employee may exercise the options. For the avoidance of doubt, the board of directors and/or the Administrator may at any time extend the period for the exercise of the options by an employee after termination of the employment relationship between him and the Company as specified in paragraph 9 below, even after termination of the employment relationship as per the above, by changing the provisions of the agreement with the employee and/or of this plan in such respect;

VII. to determine the employee's duties to the Company in connection with this plan and its implementation; to make an option grant agreement or agreements or any other agreement with the employee or employees;

VIII. to determine provisions in all respects relating to the grant in installments of the options being allotted to each employee (vesting periods);

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IX.      to modify any of the conditions relating to the options, including relating to the conditions which have been set as specified in paragraphs 2.2.1 to 2.2.4 above, provided that such shall not derogate from vested rights of an employee to whom options have been issued;

X. to nominate in its absolute discretion the trustee under the plan and to replace it at any time in the future, subject to approval by the Income Tax Commission if such approval is necessary;

 XI. to suspend, terminate or cancel all or any of the plan, to interpret the plan and its provisions, to determine further provisions and sub-plans in addition to it, to determine any other plan in its place and determine any provision and do anything in connection with this plan. For the removal of doubt, the plan's cancellation will be effected subject to coordination with the Income Tax Commission, if such coordination is necessary and will not derogate from vested rights of the employees.

XII. The Company's general manager will be empowered to allot to an individual employee options for shares which constitute up to 1% of the Company's issued share capital on a fully diluted basis, in his absolute discretion.

XIII. Notwithstanding paragraphs 2.1, 2.2 and 2.3 above, any resolution of the Company's board of directors or such person as appointed by it for the purpose of this plan is subject to Mr. Yoav Hollander's veto right.

XIV.     THE SHARES AND OPTIONS PURSUANT TO THE PLAN
         -------------------------------------------

       The shares pursuant to this plan will be the Company's Ordinary Shares (herein referred to as "Shares"). The options pursuant to this plan will be options for the purchase of Ordinary Shares of NIS 0.01 par value each of the Company (herein referred to as "Exercise Shares"). The option exercise term and the exercise price will be determined as specified in paragraph 2 above and if an exercise term is not determined as per the above, the exercise term will be 10 years from the time of the options' issue to the employee.

       The maximum number of Exercise Shares deriving from exercise of the options pursuant to the plan is 1,260,000 shares of NIS 0.01 par value each, which have been allotted to Ma'ahaz Ne'eman Ltd. and are held by it on trust. This is subject to adjustments as a result of any changes in the Company's capital, as specified in paragraph 13 below.

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XV.      THE EMPLOYEE'S WARRANTIES AND OBLIGATIONS
         -----------------------------------------

       Every employee who participates in the plan shall sign an agreement and any other undertaking and/or document in such form as determined from time to time by the Company's board of directors and/or the Administrator (hereinafter referred to as "the Agreement"). The Agreement need not be in the same form or on the same terms as the agreements of other employees.

       Without derogating from the provisions of the plan or of any other agreement or document signed by an employee in the future, by participating in this plan the employee warrants and confirms as follows:

XVI. that the plan and the Agreement supersede every previous agreement, arrangement or understanding, whether in writing or oral, between him and the Company, its directors or shareholders with regard to the matters contained in the plan and with regard to shares or options in the Company and any such agreement, arrangement or understanding is hereby declared null and void;

XVII. that the employee is aware and agrees that the Company's shares are not listed on any stock exchange and that the Company is under no commitment to list its shares or the options or Exercise Shares which are to be issued to the employee in such exchange;

XVIII. that the employee is aware that there are tax implications in connection with the grant and exercise of the options. The employee is aware and agrees that according to the plan the employee alone shall bear all the taxes of every type and all the expenses deriving therefrom and the employee shall not have and hereby waives any demand or claim which he now or in future has against the trustee, the Company or those acting for or on their behalf which derives from the taxation relating to the options, their exercise or the employee's participation in the plan.

                The employee is further aware and agrees that without prejudice to his above undertaking to pay all taxes in connection with the Shares and Options, the Company and the trustee may and shall be liable to withhold tax at source from all payments due to the employee;

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XIX.     that he is aware that transfers of the Shares or options are subject to restrictions, inter alia as provided in paragraphs 6, 7 and 10 below;

XX. that he is acquainted with the Company and its activity and is aware that the Company operates in a sophisticated, high-tech and high-risk environment and that holding the Company's shares involves an economic risk. The employee therefore undertakes that he will not have any claim against the Company or any of its directors, employees or shareholders should his investment in the Company's shares fails because of the payment of tax for which he is liable or for any other reason;

XXI. that he is aware, agrees and confirms that the plan is a flexible one and is subject from time to time to material or other modifications which the board of directors and/or the Administrator will make, and the employee agrees and undertakes that he will not object to any such change or modification, that he will sign any document which in the Company's opinion is necessary in order to give full force and effect to the plan's modification and that any modification to or in connection with the plan will obligate him as though incorporated in the plan from the outset, provided that no such modification shall impair his vested rights.

XXII.    THE PLAN'S TERMS AND CONDITIONS
         -------------------------------

       The following terms and conditions, unless expressly otherwise provided in the Agreement in respect of a particular employee, shall apply in respect of all the employees who participate in the plan:

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XXIII.   the employee shall have no vested right as a shareholder of the Company so long as the Exercise Shares have not been registered in his name in the Company's register of shareholders as mentioned in paragraphs 8.3 and 8.4 below, and paragraphs 6 and 7 below shall apply in this respect;

XXIV. the income attributed to the employee as a result of the grant of the Options and the Exercise Shares, their transfer in his name or their sale and in all respects relating thereto, shall not be taken into account when computing the basis of the employee's entitlement to any social benefits. Without derogating from the generality of the above, that income shall not be taken into account in computing mangers insurance, vocational studies fund, provident funds, severance pay, holiday pay and the like. If the Company is legally obliged to take any of the above into account, as income which is to be attributed to the employee, the employee will indemnify the Company in respect of any expense sustained by it in such respect;

XXV. no provision of the Agreement or this plan shall be construed as an undertaking or agreement by the Company to employ the employee for any specific period and no provision of the Agreement or the plan shall be construed as limiting the Company's right to terminate the employment of an employee at any time in its discretion and in accordance with the contract of employment of each employee and/or the law.

XXVI.    VESTING OF THE EMPLOYEES' RIGHT TO OPTIONS
         ------------------------------------------

       So long as the employee is an employee of the Company or its subsidiary, his right to the options which have been granted to him pursuant to this plan and in the Agreement shall, unless otherwise provided in the Agreement with each employee as mentioned in paragraph 2 above, vest as follows:

       after the employee has completed one year of employment with the Company or its subsidiary and subject thereto, the employee will be entitled to exercise his right in respect of 25% of the Shares which have been assigned for him. The right with respect to the remainder of the Shares which have been assigned for the employee, namely 75%, shall vest in installments at the end of the employee's first year of employment with the Company, so that at the end of each month from the end of his first year of employment the employee will be entitled to exercise his right in respect of 2.0833% of the Shares which have been assigned for him.

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       For the removal of doubt, if the employee's employment with the Company or its subsidiary terminates, for any reason, prior to the end of his first year of employment with the Company, the employee shall not be entitled to any Shares or Options in the Company. If the employee's employment with the Company terminates, for any reason, after the end of the first year but before the end of the fourth year, the employee will be entitled to exercise his right in respect of Shares, pro rata to the options his right to which had vested as provided above in this clause, in accordance with the period of time during which he actually worked for the Company or the subsidiary, subject always to the provisions at the end of paragraph 9.1 below with regard to terminating the right of an employee who has been dismissed in circumstances in which he is not entitled to full severance pay.

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XXVII.   ISSUE OF THE SHARES AND OPTIONS TO THE TRUSTEE AND ITS HOLDING THEM
         -------------------------------------------------------------------

XXVIII. The trustee to be appointed as per the above by the Company's board of directors for the implementation of this plan shall be vested with all the powers which are agreed upon between it and the Company in the trust agreement to be made between it and the Company.

XXIX. The Option warrants shall be issued in the trustee's name and be deposited with and held by it.

XXX. Unless otherwise provided in this plan or the Agreement, the trustee will hold all property received in respect of the Options and Exercise Shares on trust. Should an employee's entitlement in respect of certain Exercise Shares have vested and he exercise his right but the Shares have not yet been registered in his name, the trustee will hold all property received by it in respect of those Exercise Shares for the benefit of the employee and the property will be deemed part of those Exercise Shares.

XXXI. Until 1st July 2002 or until immediately after the Company's shares have been issued to the public, whichever is the earlier, the sale, grant or transfer, whether or not for consideration, of the Exercise Shares by the employee shall be subject to the right of first refusal of the Investor Shareholders, as defined in the Company's Articles of Association, and of the Company's Shareholders who hold 3% or more of the Company's issued share capital, other than those who were or are employees of the Company or a subsidiary of the Company, who shall have no such right of first refusal, as set out below:

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                in the event that an employee (hereinafter referred to as "the transferor") has received an offer from any third party in good faith or reached an understanding in good faith with any third party (hereinafter referred to as "the Transferee") with regard to a sale in good faith (or other transfer in good faith) of his Exercise Shares or any of them (hereinafter referred to as "the Offered Shares"), the other shareholders mentioned above shall have a right of first refusal to purchase the Offered Shares, pro rata to their holdings in the Company at that time, at the same price and on the same terms as agreed with the Transferee in good faith or offered by him in good faith, as the case may be (hereinafter referred to as "the Terms of the Transaction With The Transferee"). For such purpose the ratio of the said shareholders' holdings shall be computed in accordance with the relationship between the number of shares which each of the said shareholders holds and the total issued and paid up shares of the Company which are held by them on the deadline for sending acceptance notices as set out below. For the purpose of determining the said proportionate holdings, no account shall be taken of the shares of the transferor or, as the case may be, of the shares of the said shareholders who have given notice that they do not wish to purchase any of the shares offered or who have not sent acceptance notice by the time specified below.

                The transferor shall deliver to the Company a written affidavit signed by him detailing the terms of the transaction with the Transferee, including the name of the Transferee, the number of shares offered for sale, the sale price and the terms thereof (hereinafter referred to as "the Offer").

                Each of the said shareholders shall give notice to the transferor within 21 days of receiving the Offer as to whether or not he agrees to the Offer. Notice by a shareholder that he agrees to purchase the shares as per the above shall be irrevocable. On expiration of the said period any shareholder who has not replied to the Offer shall be deemed to have rejected it.

                On expiration of the said period the shares offered shall be transferred as follows:

                if all the said shareholders have given notice of their desire to purchase the shares offered to them, each such shareholder shall purchase a number of shares pro rata to his holdings in the Company;

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                if any of the said shareholders gives notice that he does not wish to purchase the shares offered or does not send any notice within the time specified above, that shareholder's proportion of the shares offered (hereinafter referred to as "the remaining shares") will be offered to the other shareholders who have given acceptance notices pro rata to their holdings and the above provisions shall apply mutatis mutandis, subject to the provisos that in the second stage the time for giving notice of agreement to purchase any of the remaining shares shall be only 20 days and that any shareholder who participated in the first stage shall be entitled to give notice in the second stage that he wishes to purchase more than his proportion of the remaining shares. If in the second stage acceptance notices are given in respect of more than the remaining shares, those shares shall be apportioned between the shareholders who have applied to purchase them pro rata to their shareholdings of the Company as aforesaid;

                if the total shares offered are greater than the total shares in respect of which acceptance notices are received as aforesaid or if no acceptance notice is received from any of the offerees, the right of first refusal pursuant to this clause shall be deemed to have lapsed and all the shares offered shall be free for sale to the Transferee on the Terms of the Transaction With The Transferee for a period of 60 days.

                Any reduction in the price, any other than negligible modification to the terms or any offer or transfer after the said 60 days, shall require a repeat offer to the said shareholders and the provisions of this paragraph shall apply again.

                In the event that as a result of the proportionate holdings it will be necessary to transfer share fractions, the number of shares being transferred shall be rounded to the nearest whole number (half a share being rounded down) to the effect that only whole shares shall be transferred. Any adjustments necessary, due to rounding share fractions into whole shares, shall be made by the board of directors in its absolute discretion.

                The above provisions of this paragraph shall not apply to the transmission of shares on inheritance.

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XXXII.   So long as the Exercise Shares under this plan are held by the trustee and are registered in his name in the Company's register of shareholders and/or so long as a first issue of the Company's shares has not been made on any stock exchange, whichever is the later, Ma'ahaz Ne'eman Ltd. shall alone be entitled to receive any notice to which a shareholder of the Company is entitled, if at all, and subject as specified below it shall be the sole person entitled to exercise any right whatsoever which the Company's shareholders have in connection with the shares, including the right to receive notices to and to attend and vote at any shareholders' meeting and to appoint directors, insofar as such right exists. The employee shall not be entitled to exercise any right or apply to the trustee or the Company with any demand or request in such respect. Ma'ahaz Ne'eman Ltd. shall grant its consent whenever so requested by the Company's board of directors to a reduction of the notice period for the Company's general meetings. Ma'ahaz Ne'eman Ltd. shall sign any written resolution of the Company's shareholders, if so instructed by Mr. Yoav Hollander. Ma'ahaz Ne'eman Ltd. shall give a proxy to Mr. Yoav Hollander to vote on its behalf and in its stead in respect of the shares in respect of which it has been vested with the voting rights as per the above in any general meeting in respect of which Mr. Hollander requests such a proxy. The proxy shall enable Mr. Hollander to appoint another proxy. Should a proxy not be appointed as aforesaid, Ma'ahaz Ne'eman Ltd. shall be precluded from voting in the Company's general meeting by virtue of the shares registered in its name.

                For the removal of doubt and without derogating from any of the above, the option holders shall not be entitled to rights as shareholders of the Company so long as they have not exercised the options and so long as the Exercise Shares have not been transferred in their names and the consideration therefor actually paid to the Company and on the transfer of the Exercise Shares as per the above, those shares shall be governed by all the above provisions of this paragraph.

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XXXIII.  So long as the Exercise Shares which have been exercised by an employee are registered in the trustee's name, the trustee shall not exercise any right of first refusal to purchase shares in the Company in respect of the shares registered in its name as per the above, even if such right is vested in it by law, the articles of association or any agreement.

XXXIV. The trustee shall not be liable to the employee or any third party (including, but without prejudice to the generality of the foregoing, the income tax authorities and any other governmental or administrative agency) for any act done with regard to this plan and its implementation or anything connected therewith or deriving therefrom. The employee undertakes not howsoever to make any claim or demand against the trustee, whatever the cause of action.

XXXV.    THE CONDITIONS OF THE OPTIONS AND THEIR EXERCISE
         ------------------------------------------------

XXXVI. The options shall expire in all respects on 31st December 2007, unless the plan is brought to an end prior thereto or the date is extended, as mentioned in paragraph 2 above. After the Options have expired as per the above, the Options shall be null and void and shall not confer any right whatsoever upon anyone who holds them or did hold them immediately prior to such expiration.

XXXVII. The right to exercise the Options will be vested with the employee, in installments and gradually as determined pursuant to paragraph 6 above. At the end of each of the periods determined as per the above the employee may from time to time exercise the option with regard to all or any of the shares allocated to that period. In addition, throughout the periods the option with regard to all or any of the shares allocated to any preceding period, in which the option was not wholly exercised, may be exercised, provided that at the time of the option's exercise the employee has been continuously employed by the Company from the date of its grant until the date of its exercise or it is in the extension period mentioned in paragraph 2.2.2 above and paragraph
         9.2 below, subject always as provided at the end of paragraph 9.1 below relating to termination of the entitlement of an employee who has been dismissed in circumstances in which he is not entitled to full severance pay.

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XXXVIII. An employee wishing to exercise an option, entitlement to which has vested as mentioned in paragraph 6 above, subject always as mentioned in paragraph 8.2 above, shall give written notice thereof to the Company in the standard form in such respect for the time being, a copy of which the employee may obtain from the Company. The notice shall detail the number of shares which the employee wishes to exercise and it shall be accompanied by the payment which is to be made, in the manner in which it is to be made, for the option exercise price in accordance with the Agreement. The notice shall also be accompanied by all the documents which the employee must sign as a condition for the option's exercise, as detailed in the plan and as resolved by the board of directors. As a condition for the option's exercise the employee shall pay the tax for which he is liable, if any (including by way of withholding same at source by the Company).

XXXIX. On receipt of all the documents, certificates and payments required of the employee as a condition for the option's exercise pursuant to this plan and fulfillment of all other conditions, pursuant to the Agreement and by law, the Company will arrange to transfer the shares deriving from the option's exercise into the trustee's name. After receiving confirmation from the trustee that the tax liability in respect of the shares has been paid by the employee in full, the Company will arrange to transfer the Exercise Shares from the trustee to the employee, it will enter the employee in the Company's register of members and furnish a share certificate in the employee's name to the employee, all in accordance with the provisions of this plan.

XL.      TERMINATION OF THE EMPLOYEE'S EMPLOYMENT
         ----------------------------------------

XLI. In the event that the employee's employment with the Company is terminated after the expiration of the first year of his employment, the employee will be entitled to exercise the options in respect of shares, entitlement to which had already vested on the expiration of his employment as per the above. The above shall not apply in the event that the termination of the employee's employment is in circumstances where, if he was or could have been dismissed by the Company by reason thereof, he was not or would not have been legally entitled to full severance pay, whereupon the employee's right in respect of all of the options to which he was entitled pursuant to the plan which are registered in the trustee's name, including the options, entitlement to which has already vested pursuant to paragraph 6 above, shall expire.

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XLII.    Unless otherwise provided in the Agreement between the Company and the employee, the employee may exercise options which have not yet been exercised by him by the time his employment comes to an end, entitlement to which had vested by that time as mentioned in paragraph 6 above, in accordance with such conditions as are prescribed pursuant to paragraph 2.2.2 above. In any event, and if not otherwise provided pursuant to paragraph 2.2.2 above, the exercise period after the expiration of the employer/employee relationship shall not be longer than six months in the case of the employee's death or 30 days in the case of the employer/employee relationship terminating for any other reason, whilst in the case of the employee's dismissal in circumstances in which he may legally be denied full severance pay, the provisions at the end of clause 9.1 above shall apply with regard to terminating the entitlement of the employee dismissed in circumstances in which he is not entitled to full severance pay.

XLIII. In the event of an employee's death, the options held by the trustee or by the employee directly, the employee's entitlement to which had vested prior to his death, shall be held by the trustee for the employee's heirs on the same terms as it held them for the employee, subject to all the provisions of this plan and to such period of time as prescribed for the heirs' exercise of the options as provided in paragraphs 2.2.2 and 9.2 above, and the employee's other rights in respect of shares or options, entitlement to which had not yet vested at the time of his death, shall expire and not entitle his heirs to anything.

XLIV. For the purpose of the above, the expiration of the employee's employment shall be the date upon which the Company or the employee, as the case may be, notifies the other party in writing of the termination of their relationship, even if the notice specifies a later date for the termination of the employer/employee relationship, unless a later date is fixed by the board of directors or the Administrator.

XLV.     RESTRAINTS ON THE TRANSFER OF SHARES AND OPTIONS
         ------------------------------------------------

       Without derogating from the provisions of paragraphs 6 and 7 above, the employee's rights in all respects relating to all or any of the shares and options - so long as the Exercise Shares deriving from the options' exercise have not been transferred to him by the trustee and registered in his name - are personal and are not capable of transfer, assignment, pledge, lien, attachment or other charge either voluntarily or by operation of law, other than a transfer by virtue of a will or the laws of succession, and no power of attorney or instrument of transfer, whether with immediate or future effect may be given in respect of them. For the removal of doubt, the Options are not transferable, save by virtue of a will and/or the laws of succession and they may only be exercised by the employee or his heirs.

       Any such direct or indirect transfer, whether made in order to obtain immediate or future effect, shall be null and void.

       After the shares' transfer into the employee's name in the Company's register of shareholders, the employee shall be subject to all the restrictions applying to a share transfer prescribed in the Company's articles of association, as in force from time to time, in addition to the restriction applicable to him as provided in this Plan.

       In addition and without derogating from the above, should the shares be subject to lock-up periods or market stand-offs in accordance with stock exchange regulations, issue conditions or the underwriters' requirements on a public issue, if there is a public issue, or a resolution of the board of directors or the plan manager or by law, the board of directors shall prescribe the scope and terms of application of such lock-up periods or market stand-offs and the employee shall be subject to them.

XLVI.    TAXATION AND OTHER ARRANGEMENTS RELATING TO THE TRANSFER TO THE
         ---------------------------------------------------------------
         EMPLOYEE OF THE SHARES AND OPTIONS
         ----------------------------------

XLVII. The employee shall bear all the tax liabilities, levies and obligatory payments charged by the tax authorities (whether in Israel or abroad) and any other mandatory payment whatever its source in respect of the options and Exercise Shares or any dividend or other benefit in respect of them, in connection with the transfer of the options and Exercise Shares into the employee's name and any other charges accruing to the employee or the trustee in connection with the plan. The Company shall deduct tax in accordance with the law, including withholding tax, in such manner as obliged by the provisions of this plan. If at any stage of the plan's implementation a tax payment is necessary and the Company is not in possession of the funds necessary to withhold tax as aforesaid from the amount due to the employee from the Company, the Company shall be entitled not to implement that stage or part of the plan, unless the employee provides to the Company, forthwith upon its demand, the funds necessary to make such tax payment as per the above.

XLVIII. The Company or the trustee may at any time apply to the tax authorities and any foreign tax authority to obtain their confirmation with regard to the level of tax which the Company, the employee or the trustee must transfer in respect of the allotment of the options or Exercise Shares or on any other issue relating to the implementation of this plan. Before the options or Exercise Shares are transferred into the employee's name, the trustee shall obtain a certificate from the Assessing Officer, or some other certificate to the satisfaction of the Company, that the tax legally charged has been paid and that the options or Exercise Shares can be transferred into the employee's name.

XLIX. If so requested by the trustee or the Company's auditor, the employee shall provide the trustee with a certificate from the Assessing Officer in a form acceptable to the trustee as to the tax charged in respect of the options or Exercise Shares which is transferable to the Assessing Officer as a condition for the transfer into the employee's name of the options or Exercise Shares. In the alternative, on and in accordance with the trustee's request, the employee shall transfer the tax charged directly to the Assessing Officer and provide the trustee with a certificate in standard form from the Assessing Officer as to the payment, which shall release the trustee and the Company from any liability for the payment of tax.

L.     TRANSFER OF CONTROL
       -------------------

       In the event of a transaction in which control of the Company is transferred, as defined below, before making such transaction the Company shall apply to the entity acquiring control in order to investigate the possibility of that entity's assuming the commitment for performance of the option conditions pursuant to this plan or, instead of the options pursuant to this plan which shall be canceled as provided below, issuing new options of that entity (or of an entity related to it). Insofar as the entity acquiring control is not interested in any of the above-mentioned possibilities on such conditions as prescribed to the satisfaction of the board of directors in its absolute discretion, then:

LI. in respect of options the entitlement to which has not yet vested, those of the options, entitlement to which would have vested during the 12 months after making the merger transaction or representing 50% of the options, entitlement to which has not yet vested on the merger date, whichever is the lesser, shall become options exercisable immediately before making the merger transaction, to the effect that any option not exercised immediately before the merger transaction as per the above shall be void; and

LII. the board of directors and/or the Administrator may, in its or his absolute discretion, cancel all the options which have not yet been exercised at the time of making the merger transaction, provided that reasonable advance notice is given to the option holders of the merger transaction and of their ability to exercise the options, entitlement to which has vested, including the options entitlement to which has vested as specified in paragraph 12.1 above, before the merger transaction.

       For the purpose hereof, a merger transaction shall be deemed any transaction or series of transactions during a period of 90 days, in the scope of which more than 50% of the rights of control of the Company are transferred or all the assets of the Company are sold or the Company is merged into another company.

LIII.    DISTRIBUTION OF DIVIDENDS AND ADJUSTMENTS ON ACCOUNT OF CHANGES IN THE
         ----------------------------------------------------------------------
         CAPITAL STRUCTURE
         -----------------

LIV. Should changes be made to the Company's capital structure including, but without derogating from the generality of the foregoing, changes to the Exercise Shares by reorganization, change of the capital structure, distribution of bonus shares, distribution of dividend otherwise than in cash, shares splits, dividend on winding up, consolidating shares, swapping shares, changing the Company's structure or otherwise, but excluding a transfer of control of the Company in respect whereof the provisions of paragraph 12 above shall apply, the board of directors and/or the Administrator shall in its or his absolute discretion make the appropriate modifications in all respects relating to the options or the Exercise Shares, including adjusting their number, in order to reflect the event, provided that such shall not impair the employees' vested rights. Insofar as such adjustment creates share fractions when computing the number of shares subject to a particular option or due to a particular employee, half a unit shall be rounded up or down as the case may be in accordance with the directions of the board of directors and/or the plan manager.

LV. Should bonus shares be allotted by virtue of shares which have actually been allotted for an employee in the scope of this plan and registered in the trustee's name, the bonus shares shall be allotted to the trustee and registered in its name and they shall in all respects, including with regard to their subordination to the conditions of the plan, be deemed the original shares by virtue whereof they were allotted so long as the shares are registered in the trustee's name.

LVI. The entitlement of shares, which have actually been transferred to the employee, to participate with the Company's Ordinary Shares in any cash dividend which is declared and distributed shall be subject to a resolution of the board of directors.

LVII. In the event that a cash dividend is distributed, subject as provided in paragraph 13.3 above, the dividend shall only be distributed in respect of those shares which have actually been transferred to the employee and in respect of options which have been exercised by the "effective date" for the dividend's distribution, in accordance with the provisions of paragraph 13.5 below. The employee shall have no complaint against the Company, its directors or shareholders, if for any reason, whether dependent on the Company or on the employee, the shares have not been transferred to the employee by the effective date.

               Notice of a resolution of the Company's board of directors to distribute dividend shall be sent by registered mail or fax or in such other way as, in the opinion of the board of directors, enables it to reach the employees to whom options have been granted and who are entitled to exercise them by the effective date, at least seven days prior to the effective date for the dividend distribution or given to them personally at least 48 hours prior to the effective date.

               An employee who, under the conditions of the plan, is entitled to apply to the trustee to exercise an option for the purchase of any shares by the effective date may do so and if he does so in the manner required in this plan by the effective date, the shares allotted in respect of the options exercised by the effective date shall be entitled to participate in the dividend distribution as provided in this paragraph, subject always as provided in paragraph 13.3 above.

LVIII. A dividend relating to shares in respect of which exercise notice has been given by the employee, which have been registered in the trustee's name, the employee's entitlement to which shares having already vested, shall be paid directly to the employee after legally withholding any tax, whether the rate thereof is the ordinary rate charged on dividend or its rate is higher, if tax is to be withheld as aforesaid.

               The Company or the trustee may set off and withhold from any dividend declared and distributed as aforesaid any amount which the employee owes to the Company or the trustee and any amount charged as tax, a levy or other obligatory payment.

LIX.     MISCELLANEOUS
         -------------

LX. The trustee shall not be liable to the employee or any third party (including, but without derogating from the generality of the foregoing, the income tax authorities and any other governmental or administrative authority) for any act done with regard to this plan and its implementation or anything relating to it or deriving from it. The employee undertakes to indemnify the trustee for any such liability and in relation to any claim or demand by any entity, including the tax authorities, in connection with this plan.

LXI. The plan and everything relating to it, including the Agreement, shall be governed by Israeli law. Exclusive jurisdiction under this plan shall vest with the competent courts of the State of Israel in Tel Aviv.

LXII. Any notice under the Agreement or the plan shall be given in writing and shall be deemed delivered at the time of its transfer to the addressee in person or by fax, or three business days after being posted by registered mail to the address of the parties.

                                  VERISITY LTD

                     OPTION ALLOTMENT IN ACCORDANCE WITH THE
                   PLAN FOR THE GRANT OF SHARES AND ALLOTMENT
                      OF OPTIONS TO THE COMPANY'S EMPLOYEES
                      -------------------------------------

____________________
____________________


Dear Employee,


Further to your contract of employment with the Company of ________, in the scope of which or pursuant whereto you have been granted rights to shares in the Company and as ratified by the Company's board of directors, you have been granted an option for the purchase of ____ Ordinary Shares of NIS 0.01 par value each of the Company (hereinafter respectively referred to as "the Option" and "the Exercise Shares"). The above grant is subject to the conditions of the Sub-Plan For The Issuance Of Options To The Company's Employees, a copy of which is annexed hereto as appendix "A" (hereinafter referred to as "the plan"), and to the provisions of this letter, including those relating to vesting.

After you have signed at the end of this letter and subject thereto, the Company will arrange to allot in the name of the trustee, Oren Braun, CPA, of the firm of Kost, Forer & Gabai (hereinafter referred to as "the trustee") a warrant registered in your name which, subject to the conditions of the plan and this letter, will be exercisable into the Exercise Shares.

Subject to the other conditions of the plan and this letter, your entitlement to exercise the option, will vest as follows:

       [Old employee] on 1st July 1998 you are entitled to exercise the option in respect of ____ shares / [young employee] after you have completed a whole year of employment with the Company and subject thereto, namely on _____________, you will be entitled to exercise the option in respect of 25% of the total Exercise Shares.

       Subject to your continued employment with the Company and the other conditions of the plan, your entitlement to exercise the Option in respect of the remainder of the shares ([old employee] __% / [young employee] 75%) will vest during [old employee] ____ / [young employee] 36 months from [old employee] 1st July 1998 / [young employee] the end of the first year of your employment with the Company as per the above, to the effect that at the end of each month from _________ you will be entitled to exercise your entitlement in respect of 2.0833% of the shares.

Subject to the conditions of the plan, your exercise of an option, the entitlement to which has vested as per the above, shall be by written notice to the Company in the Company's standard form. The notice shall detail the number of shares you wish to exercise and it shall be accompanied by all the other documents which are required in accordance with the plan. As a condition for exercising the option you must pay the tax for which you are liable in respect of the option's exercise (including by such tax being withheld at source by the Company). After the Company has received all the documents, certificates and payments required of you and confirmation from the trustee, the Company will arrange to transfer the Exercise Shares into the trustee's name and after receiving confirmation from the trustee that the tax liability in respect of the shares has been paid in full by you, the Company will arrange for the transfer into your name of the Exercise Shares that have been registered in the trustee's name.

The exercise price of each of the Exercise Shares is ______, which will be payable by you, amongst the other payments for which you are liable, at the time you give exercise notice.

Without derogating from the generality of the above and for the removal of doubt, amongst the other terms and conditions for the grant of the option and the Exercise Shares, you must sign every document and make every payment required by the Company and the trustee in such respect in accordance with the provisions of the plan and this letter.

Independently of the vesting provisions, in the event that you wish to sell or transfer all or any of the Exercise Shares which derive from the option, those shares will be subject to the right of first refusal of the Investor Shareholders, as defined in the Company's Articles of Association, and of the Company's shareholders who hold 3% or more of its issued share capital, until 1st July 2002 or until the Company's shares are issued to the public, whichever is the earlier, as mentioned in paragraph 7.4 of the plan. For the removal of doubt, the above will apply in addition to possible lock-ups which might apply to the option and the shares, as mentioned in the plan.

Please note that you will not have any rights as a shareholder of the Company so long as the option has not been exercised by you, so long as the Exercise Shares are held by the trustee or so long as those shares are registered in the trustees name. Inter alia, you will not have the voting rights by virtue of the Exercise Shares until the expiration of the said periods or until the first issue of the Company's shares on any stock exchange, whichever is the later, and those voting rights are vested with Mr. Yoav Hollander and you undertake to sign a proxy, a copy of which is annexed hereto, to the order of Mr. Hollander in such respect. In addition, you will not have rights to participate in allotments of additional shares in the Company (including a pre-emptive right). Notwithstanding as aforesaid and as provided in the plan, it is hereby clarified that if after the Exercise Shares have been transferred into the trustee's name the Company decides to distribute a dividend to its shareholders, your proportion of the said dividend will be transferred directly to you, rather than the trustee, subject to your payment of the tax obliged thereby.

In addition, should your employment with the Company come to an end it will have implications with regard to your entitlement to exercise the option or any part thereof, as provided in paragraph 9 of the plan. Nevertheless and notwithstanding as provided in paragraph 9.2 of the plan, in the event that the employer/employee relationship between the Company and yourself comes to an end, the deadline for exercising the option in respect of shares, your entitlement to which has vested before the end of the employer/employee relationship as per the above, will be the latest of the following dates: (a) the relevant one of the dates mentioned in paragraph 9.2 as aforesaid; or (b) five years from the date of the first issue of the Company's shares on any stock exchange; or (c) five years from the end of the lock-up period, if applicable, further to the first issue of the Company's shares on any stock exchange. It is hereby clarified that the above supersedes the provisions of the plan in such respect, subject nevertheless as provided in paragraph 9.1 of the plan with regard to termination of the entitlement of an employee who has been dismissed in circumstances in which he is not legally entitled to severance pay.

For the removal of doubt, the option will expire in all respects on 31st December 2007 and after its expiration it will not confer any right whatsoever including, but without limitation, the right to exercise it or any part thereof.

Notwithstanding as provided in paragraph 12 of the plan, in the event of a transaction transferring control of the Company, the conditions of paragraph 12 shall not apply and instead the options granted to you pursuant to this letter, which have not yet been exercised by you, will be exercisable in respect of shares (or in respect of any property or right) of the purchasing entity that will have been transferred to Ma'ahaz Ne'eman Ltd., within the transaction transferring control on and against the shares which were held on trust by Ma'ahaz Ne'eman Ltd. for the Company, and designated as Exercise Shares for the employees. The number of shares (or properties or rights) in respect of which you will be entitled to exercise the option after a transaction transferring control as per the above will be determined by the Company's board of directors in its discretion, taking into consideration the ratio between the Exercise Shares incorporated in the option granted to you pursuant to this letter which have not yet been exercised by you and the total shares (or properties or rights) which have been transferred to Ma'ahaz Ne'eman Ltd. in the scope of the transaction transferring control.

As mentioned in the plan, the Option and Exercise Shares in accordance with the plan will be granted or allotted in the context of the employer/employee relationship between the Company and you. You undertake to bear all tax liabilities, levies and obligatory payments which are charged by the tax authorities (in Israel and abroad) and every other mandatory payment, whatever its source, in respect of the option, the shares or dividend or any other benefit in respect of them on the transfer of the shares into your name, together with any other liabilities accruing to you or the trustee in connection with the plan. The Company or the trustee will legally deduct tax, including withholding tax, and deduct every other mandatory payment, whatever its source, from all the payments due to you, whether from salary or from any other payment due to you from any other source in the manner specified in the plan. If at any stage of the plan's implementation, any tax or mandatory payment is required as per the above and the Company or the trustee is not in possession of the funds necessary for the payment thereof from the amount due to you, the Company will be entitled not to implement that stage or part of the plan, unless you provide the Company, forthwith upon its request, with the funds necessary to make such payment.

The Company and the trustee will not bear any liability and will be indemnified by you for any expense or loss occasioned to them in respect of all the payments made by them, including payments for not withholding tax in connection with the grant of the option, its exercise, the allotment of shares, the sale of shares or the transfer of shares into your name, the payment of dividend etc.

This letter does not constitute a contract of employment between you and the Company, in which respect the provisions of paragraph 5.3 of the plan shall apply.

The grant of the Option and Exercise Shares pursuant to this letter is subject to all the conditions and limitation set out in the plan and provided by law and we would ask you to read the plan carefully and confirm your agreement to it and your undertaking to act pursuant to it, by signing a copy of this letter.

The transfer, assignment or charge of the rights granted to you pursuant to this letter and the plan is restricted in accordance with the provisions of the plan.

This letter constitutes an final and conclusive summary of the matters set out herein and it ratifies, and in such respect revokes and replaces any previous agreement, arrangement, undertaking, contract, understanding or document, whether written, oral or otherwise, between you and the Company, its directors or shareholders, or any other person or entity related to any of the foregoing with regard to the matters specified in the plan or this letter and with regard to the shares and options of the Company and any such prior agreement, arrangement, undertaking, contract, understanding or document, if at all, including our previous letter to you in such respect and the plan annexed thereto are hereby declared null and void in all respects. In the event of any discrepancy between the provisions of this letter and those of the amended plan which is annexed hereto, the provisions of the plan shall prevail, unless expressly otherwise stated in this letter.

This letter and the matters relating to it shall be governed solely by Israeli law.

The use of the masculine gender in this letter is solely for the sake of convenience and the contents hereof equally relate to both men and women.



Yours faithfully,


Verisity Ltd.


I the undersigned, _________________ hereby declare and confirm my agreement to the above, including as regards the fact that this letter is a conclusive summary which revokes any previous or other summary, and my undertaking to act pursuant to it. I further hereby declare and confirm that I am aware that the Sub-Plan For The Issuance Of Options To The Company's Employees, which is annexed hereto, incorporates limitations and important material conditions which govern the option and my rights pursuant to it including, but without derogating from the generality of the above, conditions in connection with my right to exercise the Option, limitation on the transfer of the Option and the transfer of the Exercise Shares and conditions in connection with the Company's ability to bring the plan to a premature end, inter alia due to my employment with the Company coming to an end.

I confirm that I have carefully read the Sub-Plan For The Issuance Of Options To The Company's Employees and I acknowledge and agree that the foregoing and all the provisions of the Sub-Plan and the conditions, restraints, agreements, declarations and undertakings incorporated in the Sub-Plan, and inter alia in paragraph 4 of it, shall apply to me in full and I undertake to act pursuant to them.

I further confirm that I have not received any tax advice from the Company in connection with the allotment of the shares or options pursuant to the Sub-Plan.



_______________________
(Employee's signature)


Name: ________________________

ID No.: ______________________

Address: _____________________

Date: ________________________